L
ENNAR
P
ARTNERS
An LNR Company

March 1, 2005

LaSalle Bank, N.A.
135 S. LaSalle Street, Suite 1625
Chicago, IL 60603
Attention:
Corporate Trust Services (B-Note), GCCFC 2004-GGI
Re:
Annual Independent Public Accountant's Servicing Report
Pooling and Servicing Agreement
Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through
Certificates, Series 2004-GG1

To Whom It May Concern:

As of and for the year ended December 31, 2004, Lennar Partners, Inc. has complied in all material respects with the applicable minimum servicing standards set forth in the Mortgage
Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers
applicable to the commercial and multifamily mortgages for the Special Servicer as noted in the attachment to this assertion. As of and for this same period, Lennar Partners, Inc. had in effect a fidelity bond in the amount of $10,000,000 and an errors and omissions policy in the amount of
$10,000,000.
Sincerely,

LENNAR PARTNERS, INC.

/s/ Susan K. Chapman
Susan K. Chapman
Vice President

cc:
Wachovia Bank, NA
NC 1075, 8739 Research Drive-URP4
Charlotte, NC 28202
Greenwich Capital Commercial Funding Corp. Series 2004-GG1

1601 Washington Avenue - Suite 700 - Miami Beach, Florida 33139
Telephone: (305) 695-5600 - Fax: (305) 695-5601

GCCFC 2004-GG1
March 1, 2005

Greenwich Capital Commercial Funding Corp.
600 Steamboat Road
Greenwich, CT 06830
Perry Gershon

Moody's Investors Service Inc.
99 Church Street, 4th Floor
New York, NY 10007
Commercial MBS Monitoring Department

Standard & Poor's Rating Services, Inc.
55 Water Street
New York, NY 10041-0003
CMBS Surveillance Department

Fitch Ratings, Inc.
One State Street Plaza, 31St Floor
New York, NY 10041-0003
Commercial Mortgage-Backed Securities Group

Goldman, Sachs & Co.
85 Broad Street
New York, NY 1004 1-0003
Rolf Edwards

Bank of America Securities LLC
214 North Tryon Street
Charlotte, NC 28202
Christopher D. Farwell

Credit Suisse First Boston, LLC
11 Madison Avenue
New York, NY 10010
Debra Huddleston

Morgan Stanley & Co.
1585 Broadway
New York, NY 10036
Anthony J. Sfarra

GCCFC 2004-GG1 March 1,2005 Page 3 Wachovia Capital Markets, LLC 301 College Street, NC0166 Charlotte, NC 28288 Royer Culp
Mortgage Bankers Association of America
Uniform Single Attestation Program for Mortgage Bankers
Minimum Servicing Standards Applicable to
Lennar Partners, Inc. as Special Servicer for
GCCFC 2004-GG1

Minimum Servicing Standards
Applicable
Not Applicable

I. Custodial Bank Accounts

1. Reconciliations shall be prepared on a monthly basis for all
X
custodial bank accounts and related bank clearing accounts.

2. Funds of the servicing entity shall be advanced in cases where
X
there is an overdraft in an investor's or a mortgagor's account.

3. Each custodial account shall be maintained at a federally
X
insured depository institution in trust for the applicable
investor.

4. Escrow funds held in trust for a mortgagor shall be returned
X
to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II. Mortgage Payments

1.
Mortgage payments shall be deposited into the custodial bank
X
accounts and related bank clearing accounts within two business days of receipt.

2.
Mortgage payments made in accordance with the mortgagor's
X
loan documents shall be posted to the applicable mortgagor
records within two business days of receipt.

3.
Mortgage payments shall be allocated to principal, interest,
X
insurance, taxes or other escrow items in accordance with the mortgagor's loan documents.

4.
Mortgage payments identified as loan payoffs shall be
X
allocated in accordance with the mortgagor's loan documents.

Minimum Servicing Standards
Applicable
Not Applicable

III. Disbursements
1.
Disbursements made via wire transfer on behalf of a mortgagor
X
or investor shall be made only by authorized personnel.

2.
Disbursements made on behalf of mortgagor or investor shall
X
be posted within two business days to the mortgagor's or investor's records maintained by the servicing entity.

3.
Tax and insurance payments shall be made on or before the
X
penalty or insurance policy expiration dates, as indicated on tax bills and insurance premium notices, respectively, provided that such support has been received by the servicing entity at least thirty (30) calendar days prior to these dates.

4.
Any late payment penalties paid in conjunction with the
X
payment of any tax bill or insurance premium notice shall be paid from the servicing entity's funds and not charged to the mortgagor, unless the late payment was due to the mortgagor's error or
omission.

5.
Amounts remitted to investors per the servicer's investor
X
reports shall agree with canceled checks, or other form of
payment, or custodial bank statements.

6.
Unused checks shall be safeguarded so as to prevent
X
unauthorized access.

IV. Investor Accounting and Reporting

1. The servicing entity's investor reports shall agree with or
X
reconcile to investors' records on a monthly basis as to the total unpaid principal balance and number of loans serviced
by the servicing entity.

V. Mortgagor Loan Accounting

1.
The servicing entity's mortgage loan records shall agree
X
with, or reconcile to, the records of mortgagors with respect to the unpaid principal balance on a monthly basis.

2. Adjustments on ARM loans shall be computed based on the
X
related mortgage note and any ARM rider.

3.
Escrow accounts shall be analyzed, in accordance with the
X
mortgagor's loan documents, on at least an annual basis.

Minimum Servicing Standards
Applicable
Not Applicable

V. Mortgagor Loan Accounting (continued)

4. Interest on escrow accounts shall be paid, or credited, to
X
mortgagors in accordance with the applicable state laws. (A
compilation of state laws relating to the payment of interest on escrow accounts may be obtained through the MBA's FAX ON
DEMAND service. For more information, contact MBA.)

VI. Delinquencies

1.
Records documenting collection efforts shall be maintained
X
during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and mortgage payment rescheduling plans in cases where the delinquency is deemed temporary (e.g., illness or unemployment).

VII. Insurance Policies

1. A fidelity bond and errors and omissions policy shall be in
X
effect on the servicing entity throughout the reporting period in the amount of coverage represented to investors in
management's assertion.